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                                                                       Exhibit 5


                   [LETTERHEAD OF PRESTON GATES & ELLIS LLP]


                     OPINION OF PRESTON GATES & ELLIS LLP



                               December 1, 2000


Expedia, Inc.
13810 SE Eastgate Way, Suite 400
Bellevue, WA  98005

Re:  Registration Statement on Form S-3


Ladies and Gentlemen:

     In connection with the registration of 4,845,152 shares of common stock, par value $.01 per share (the "Common Shares") of Expedia, Inc. (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sales, if any, of the Common Shares by the selling shareholders, we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination and upon our familiarity as counsel for the Company with its general affairs, it is our opinion that:

     The Common Shares being registered are legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,
                                       Preston Gates & Ellis LLP


                                       By: /s/ Richard B. Dodd
                                               Richard B. Dodd